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                                                                   EXHIBIT 23(B)

                               CONSENT OF EXPERTS

    As petroleum engineers, we hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541 and
33-44542) of Santa Fe Energy Resources, Inc. of our oil and gas reserve reports as of December 31, 1990, December 31, 1991, December 31, 1992 and December 31, 1993 included in the Santa Fe Resources, Inc. Form 10-K for the year ended December 31, 1993.

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
March 21, 1994